Exhibit 10.9

EXECUTION VERSION

AMENDMENT TO THE FIRST AMENDED AND RESTATED TAX RECEIVABLE AGREEMENT

EFFECTIVE FEBRUARY 7, 2019

This Amendment (this “Amendment”) to the First Amended and Restated Tax Receivable Agreement among Parent, the Corporation, Holdings, the Partnerships and the Partners dated as of January 12, 2009 (as amended, restated, supplemented or otherwise modified, including by this Amendment, the “Agreement”) is made by and among the undersigned parties. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

R E C I T A L S

WHEREAS, the Corporation acquired Operating Partnership Units from certain Partners in the Initial Sale and subsequent Exchanges;

WHEREAS, the Corporation may owe certain Tax Benefit Payments to such Partners with respect to such Initial Sale and subsequent Exchanges pursuant to the Agreement;

WHEREAS, pursuant to Section 7.06 of the Agreement, the Agreement may generally be amended by Parent, the Corporation and Holdings, on behalf of themselves and the respective Partnerships they Control, together with Original Partners who would be entitled to receive at least two-thirds of the Early Termination Payments payable to all Original Partners as calculated in accordance with such Section 7.06; and

WHEREAS, in connection with a series of transactions in accordance with that certain Letter Agreement, dated December 5, 2018, and attached term sheet (the “Letter Agreement”), including, among other things, (i) the recapitalization of Class A Common Units in each Partnership into Class A-1 Common Units and the issuance of Class E Common Units (the “Recapitalization”) and (ii) an election by Parent to be classified as a corporation for U.S. tax purposes, the parties hereto desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENT OF THE AGREEMENT

1.	Amendment to Section 1.01 of the Agreement. The following definitions are added to Section 1.01:

a.	“Additional Class E Common Units” is defined in the Limited Partnership Agreements.

b.	“Class A-1 Units” mean the Class A-1 Common Units, as defined in the Limited Partnership Agreements, as of the effective time of the Recapitalization.

c.	“Class A Partners” means the Partners owning Class A-1 Units as of the effective time of the Recapitalization.

d.

“Class A Percentage Ownership” means, with respect to each Class A Partner, the ratio of Class A-1 Units owned by such Class A Partner as of the effective time of the Recapitalization over the total Class A-1 Units outstanding as of such date.

e.	“Class E Common Units” is defined in the Limited Partnership Agreements.

f.	“Class E Exchange” is defined in Section 3.05.

g.	“Class E-1 Common Units” is defined in the Limited Partnership Agreements.

h.	“Debt Securities” is defined in the Letter Agreement.

i.	“Excess Tax Benefit Payments” is defined in Section 3.01.

j.	“Existing Preferred” is defined in the Letter Agreement.

k.	“Incremental Debt Securities” is defined in the Letter Agreement.

l.	“Limited Partnership Agreements” means the Limited Partnership Agreement of each of OZ Management LP, OZ Advisors LP and OZ Advisors II LP.

m.	“Recapitalization” is defined in the recitals.

n.	“Theoretical Amounts” is defined in Section 3.01.

2.	Amendment of the definition of “Exchange.” The definition of “Exchange” is hereby amended by adding the following proviso at the end of the definition:

“provided, however, that, for the avoidance of doubt, “Exchange” shall not include any conversion of Existing Preferred into Debt Securities or Incremental Debt Securities.”

3.	Amendment of Section 2.03 of the Agreement. Section 2.03 is hereby amended by adding the following after the last sentence thereof:

a.

“Provided that Parent elects to be classified as, or converts into, a corporation for U.S. tax purposes during 2019, and effective upon the consummation of the Recapitalization, no Tax Benefit Schedule shall be required pursuant to the Agreement in respect of either the 2017 or 2018 Taxable Years, except to the extent the Corporation is required to pay Excess Tax Benefit Payments (as defined herein) for the 2018 Taxable Year, in which case the Corporation shall provide to each Applicable Partner a Tax Benefit Schedule showing the calculation of such Excess Tax Benefit Payments at the same time and in the same manner provided in the Agreement.”

4.	Amendment of Section 3.01 of the Agreement. Section 3.01 is hereby amended by adding the following as a new subsection (c) thereof:

a.

“Notwithstanding anything herein to the contrary, provided that Parent elects to be classified as, or converts into, a corporation for U.S. tax purposes during 2019, and effective upon the consummation of the Recapitalization, no Tax Benefit Payments shall be owed, due or payable pursuant to the Agreement in respect of either the 2017

Taxable Year or the 2018 Taxable Year of the Corporation, except to the extent of the excess of (i) the actual amount that would otherwise be payable for the 2018 Taxable Year (not taking into account the Amendment) over (ii) the theoretical amounts payable for the 2018 Taxable Year (the “Theoretical Amounts”) determined assuming that (a) neither Parent nor Holdings elects to be classified as, or converts into, a corporation for U.S. tax purposes until 2019 and (b) taxable income of the Partnerships does not exceed their “reported economic income,” it being acknowledged and agreed that to the extent the Tax Benefit Payments that otherwise would have been payable for the 2018 Taxable Year exceed the Theoretical Amounts, such excess Tax Benefit Payments (“Excess Tax Benefit Payments”) will be paid to the Applicable Partners for the 2018 Taxable Year at the same time and in the same manner as Tax Benefit Payments for the 2018 Taxable Year would otherwise have been paid. For this purpose, the parties agree that “reported economic income” allocated to each Partnership shall be calculated in accordance with past practices and may not correspond to the allocation used for purposes of calculating taxable income.”

5.

Amendment to Section 3.01(b) of the Agreement. Effective upon the consummation of the Recapitalization, Section 3.01(b) is hereby amended by replacing “85%” with “85% with respect to Taxable Years ending on or before December 31, 2018, and 75% with respect to Taxable Years beginning after December 31, 2018.”

6.

Amendment to Section 3.02 of the Agreement. Effective upon the consummation of the Recapitalization, Section 3.02 is hereby amended by replacing “85%” with “85% with respect to Taxable Years ending on or before December 31, 2018, and 75% with respect to Taxable Years beginning after December 31, 2018.”

7.	Addition of New Section 3.05 to the Agreement. The following is added to the Agreement as Section 3.05:

a.

“Treatment of Class A Partners. Effective upon the consummation of the Recapitalization, in the event of an Exchange of Class E-1 Common Units or Additional Class E Common Units (or any other Operating Partnership Units into which such Class E-1 Common Units or Additional Class E Units are converted, exchanged or otherwise recapitalized) (a “Class E Exchange”), all Tax Benefit Payments (including any Early Termination Payments) with respect to such Exchange shall not be payable to the Partner effecting such Exchange but shall instead be payable to the Class A Partners, pro rata among such Class A Partners based on each Partner’s Class A Percentage Ownership, in accordance with the procedures in Articles II and III, including delivery to such Class A Partners of Exchange Basis Schedules and Tax Benefit Schedules pursuant to Sections 2.02 and 2.03 with respect to any Class E Exchanges. Each such Class A Partner, and not the Partner effecting the Exchange, shall be treated as the Applicable Partner to whom any Realized Tax Benefit resulting from such Class E Exchange is Attributable, and all other provisions of this Agreement shall be interpreted accordingly. Notwithstanding Section 2.01, any payment made with respect to a Class E Exchange shall not be treated as resulting in a Basis Adjustment but shall be treated in the same manner as Imputed Interest under this Agreement to the extent such payment is treated as a guaranteed payment or imputed interest under applicable law.”

8.	Amendment to Section 7.11(a) of the Agreement. Section 7.11(a) is hereby amended by adding the following after the last sentence thereof:

a.

“The determination of the amount of Tax Benefit Payments that Parent or Holdings would have been required to make had it been treated in the same manner as the Corporation on the date of a prior Exchange under this Section 7.11(a) shall be made taking into account whether Holdings Group Partnership had an election in effect under Section 754 of the Code for the taxable year in which the prior Exchange occurred, provided that, for this purpose, if Holdings Group Partnership makes a Section 754 election in connection with Parent or Holdings becoming classified as a corporation as described in this Section 7.11(a), Holdings Group Partnership shall be deemed not to have had a Section 754 election in effect until after the date(s) on which such change in classification occurs.”

ARTICLE II

MISCELLANEOUS

Sections 7.01 through 7.08, 7.13, and 7.15 of the Agreement shall apply to this Amendment, mutatis mutandis. No amendment to the Agreement shall be required to the extent any entity becomes a successor of any of the parties thereto.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have executed and unconditionally delivered this Amendment in multiple counterparts as of the date first written above, and each of such counterparts, when taken together, shall constitute one and the same instrument.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

By:	/s/ Thomas Sipp
Name:	Thomas M. Sipp
Title:	CFO and Executive Managing Director

OCH-ZIFF HOLDING CORPORATION

By:	/s/ Thomas Sipp
Name:	Thomas M. Sipp
Title:	Chief Financial Officer

OZ MANAGEMENT LP

By:	Och-Ziff Holding Corporation, its General Partner

By:	/s/ Thomas Sipp
Name:	Thomas Sipp
Title:	Chief Financial Officer

[Signature Page to Amendment to the First Amended and Restated Tax Receivable Agreement]

OZ ADVISORS LP

By:	Och Ziff Holding Corporation, its General Partner

By:	/s/ Thomas Sipp
Name:	Thomas Sipp
Title:	Chief Financial Officer

OCH-ZIFF HOLDING LLC

By:	/s/ Thomas Sipp
Title:	Chief Financial Officer

OZ ADVISORS II LP

By:	Och-Ziff Holding LLC, its General Partner

By:	/s/ Thomas Sipp
Title:	Chief Financial Officer

[Signature Page to Amendment to the First Amended and Restated Tax Receivable Agreement]